[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.22

SUPPLY AGREEMENT

BETWEEN

CENTRO DE CONSTRUCCION DE CARDIOESTIMULADORES DEL URUGUAY S.A.

AND

NEVRO CORP.

March 13, 2015

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TABLE OF CONTENTS

1. Definitions	3
2. Program Management	5
3. Manufacture of Products	5
4. Product Training	6
5. Quality	6
6. Component Responsibilities	6
7. Consigned Components	7
8. Engineering Change Order (ECO)	7
9. Minimum Supply, Purchase Orders and Forecasts	7
10. Increase, Rescheduling and Cancellation of Purchase Orders	8
11. Price and Payment Terms	8
12. Shipment	9
13. Additional Services	10
14. CCC Warranties and Indemnification	10
15. Acceptance and RMA Process	11
16. Nevro Warranties and Indemnification	11
17. Nevro Property	12
18. Intellectual Property	12
19. Exclusivity/Non-Competition	13
20. Term	13
21. Termination	13
22. Effect of Termination	14
23. Liability Limitation	15
24. Relationship of Parties and Liability for Services Performed by Others	16
25. Confidentiality	16
26. Force Majeure	17
27. Governing Law and Arbitration	17
28. Compliance with Laws	17
29. Assignability	18
30. Notice	18
31. No Waiver	18
32. Severability	18
33. Entire Agreement	18
34. Construction	19
35. Counterparts	19

EXHIBIT A – PRODUCTS
EXHIBIT B – PROGRAM TEAM LIST
EXHIBIT C .– CONSIGNED TOOLING, EQUIPMENT AND SOFTWARE
EXHIBIT D – QUALITY AGREEMENT
EXHIBIT E – PRICE MODEL
EXHIBIT F - ADDITIONAL SERVICES
EXHIBIT G – ADDITIONAL WORK FEE
EXHIBIT I – TRANSLATION OF DOCUMENTS
EXHIBIT J – APPROVED COUNTRIES
EXHIBIT K – BILL OF MATERIALS

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SUPPLY AGREEMENT

This supply agreement (“Agreement”) is entered into on March 13, 2015 (the “Effective Date”) by and between Centro de Construccion de Cardioestimuladores del Uruguay S.A. (“CCC”), an Uruguay corporation with its principal place of business at General Paz 1371, Montevideo, Uruguay, CP 11400 and Nevro Corp. (“Nevro”), a Delaware corporation with its principal place of business at 4040 Campbell Avenue, Suite 210, Menlo Park, CA 94025. CCC and Nevro are referred to collectively as the “Parties”, individually as a “Party.”

Whereas, Nevro desires to purchase certain Products from CCC; and

Whereas, CCC is in the business of supplying Products; and

Whereas, the Parties desire to establish the terms and conditions that shall apply to Nevro’s purchase of the Products from CCC.

In consideration of the foregoing and the agreements contained herein, CCC and Nevro hereby agree as follows:

1.	Definitions

1.1	“Approved Manufacturer List” shall mean the approved list of vendors in the Specifications for the supply of Components.

1.2	“Bill of Materials” shall mean the listing or reference for the Components included in or required for the manufacture/assembly of Products in accordance with the Specifications, which Bill of Materials is set forth on EXHIBIT K (as such exhibit is updated in accordance with Section 11.1).

1.3	“Change of Control” with respect to a Party means a transaction pursuant to which an entity acquires all or substantially all of the assets of such Party related to this Agreement or acquires “control” of such Party, where “control” means: (i) ownership, directly or indirectly, of more than (a) fifty percent (50%) of the outstanding voting shares of such Party, or (b) fifty percent (50%) of the of the total combined voting power entitled to elect or appoint directors or persons performing similar functions for such Party, or (ii) the power to direct or cause the direction of the management and policies of such Party by contract or otherwise.

1.4	“Change Order” shall mean a formal written request to increase, decrease, or reschedule deliveries in a Purchase Order.

1.5	“Components” shall mean the parts, materials and supplies included in or required for each Product as stipulated in the Bill of Materials.

1.6	“Consigned Components” has the meaning specified in EXHIBIT E.

1.7	“Confidential Information” shall mean all intellectual property, including, but not limited to, software and other technical data, products and product designs, and information, materials and documents relating to products, product designs, product testing, markets, business plans, business opportunities and trade secrets, disclosed, orally or in any written form, by one Party to another under this Agreement or the Engineering Agreement, but which is non-public, private or proprietary in nature. Confidential Information shall also include all summaries, analyses, documents, memoranda, notes and other writings, including, but not limited to, this Agreement, prepared by either Party containing or based on other Confidential Information.

1.8	“Contract Year” means each calendar year during the Term, except that Contract Year 1 commences on the Effective Date and ends on December 31, 2015 and Contract Year 11 commences on January 1, 2025 and ends on the date that is ten (10) years after the Effective Date.

1.9	“Days” shall mean calendar days, unless otherwise specified, including Saturdays, Sundays and United States Government recognized holidays. “Business Days” shall not include Saturdays, Sundays or United States and Uruguay Government recognized holidays.

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1.10	“Defect” or “Defective” shall mean a defect caused by a breach of the warranty in Section 14.1.

1.11	“Device Master Record” shall mean the compilation of records containing the procedures and Specifications for the Product.

1.12	“Disclosing Party” shall mean the Party disclosing its Confidential Information.

1.13	“Engineering Agreement” shall mean the Engineering Agreement entered into between Nevro and C.C.C. Del Uruguay S.A. on December 30, 2008, as amended.

1.14	“Engineering Change Order” (ECO) shall mean the document that details a change in the Specifications and/or design of a Product.

1.15	“Facility” shall mean the manufacturing facility located at General Paz 1371, 11400 Montevideo, Uruguay, and any other facility approved by Nevro in accordance with Section 3.1.

1.16	“Field of Use” means parasthesia-free stimulation of the spinal cord for chronic intractable pain of the trunk and limbs at a frequency greater than 1,500 Hz.

1.17	“Free on Board” shall be as defined in Incoterms 2010 of the International Chamber of Commerce.

1.18	“Good Manufacturing Practice” (GMP) shall mean compliance with ISO13485:2003 and Quality System Regulations 21 CFR Part 820.

1.19	“High Frequency Neurostimulator” shall mean a neurostimulator designed to deliver stimulation pulses in the Field of Use.

1.20	“Intellectual Property” shall mean all rights held by a Party in its technology, products and business information, all or some of which may constitute Confidential Information, and including but not limited to: patent rights, copyrights, trademark rights, goodwill, inventions, improvements, discoveries, designs, modifications, data, business information, financial information, clinical information and data, regulatory information, trade secret rights, mask work, know how rights and other intellectual property and proprietary rights.

1.21	“Inventory” shall mean WIP (i.e., Components contained in partly finished Products that are in various stages of the manufacturing process), finished Products (including, but not limited to, Safety Stock), Product-specific, non-returnable purchased Components and non-cancelable purchase orders for Components outstanding with CCC’s suppliers, consistent with Section 6.3.

1.22	“Last Time Buy” shall mean Nevro’s option to order any quantities of Products totaling up to the quantities ordered by Nevro over the preceding [***] period, subject to the requirements set forth in this Agreement.

1.23	“Minimum Order Quantities” shall mean minimum order quantities required by Component vendors.

1.24	“Nevro Property” shall mean (a) any tooling, equipment or software provided by Nevro, and (b) tooling or equipment developed or procured by CCC at Nevro’ expense but, with respect to tooling or equipment developed or procured by CCC at Nevro’s expense after the Effective Date, only if it has been invoiced separately from the purchase price of the Products, and (c) Safety Stock upon Nevro’s payment of the applicable purchase price.

1.25	“Nevro System” shall mean an implantable system intended to be completely introduced to a living body by surgical intervention to apply electrical stimulation for treatment of chronic pain.

1.26	“Product” shall mean the products set forth in EXHIBIT A, which shall be amended by the Parties from time-to-time to incorporate additional Products, identified by the Nevro part number or assembly identification specified in each Purchase Order issued under this Agreement and as described in the Device Master Record. There can be multiple versions of a Product, based on differences provided for in the Bills of Material.

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1.27	“Purchase Order” shall mean the Nevro purchase order submitted to CCC detailing the Product(s), revision level, quantity, pricing, and Shipment Date(s).

1.28	“Receiving Party” shall mean the Party receiving Confidential Information from the Disclosing Party.

1.29	“Safety Stock” shall mean the level of finished Products to be maintained by CCC, in excess of the amount required to meet Nevro’s Purchase Orders, Minimum Order Quantities or Component lead times, which level is specified in Section 10.2 below.

1.30	“Shipment Date” shall mean the shipment date from the Facility as specified in a Purchase Order, or as otherwise mutually agreed by the Parties in writing.

1.31	“Specifications” shall mean Nevro’s written specifications for the manufacture and testing of the Product including, but not limited to, the current revision number, Approved Manufacturer List (AML), Bills of Material, manufacturing procedures, schematics, testing procedures, drawings, and documentation.

1.32	“Term” shall have the meaning set forth in Section 20.1.

1.33	“Validation Documentation” means the collection of all documentation demonstrating that Product equivalence and all applicable regulatory requirements, and any other requirements agreed by the Parties, have been achieved with respect to a proposed new Facility, including master validation plans, qualification documentation (including operational qualification documentation), performance qualification documentation (including protocols and reports), line validation/product performance qualification protocols and reports, and process failure modes and effects analysis documentation. This information is intended to be delivered as a package and considered for approval as such.

1.34	“Warranty Period” shall mean, for each Product, the period of one (1) year immediately follwoing the date the Product is accepted by Nevro or is deemed accepted in accordance with Section 15.1.

2.	Program Management

2.1	Each Party shall provide a list of program team members. The list shall include name, title, phone number, and email address. The Program Team List is attached as EXHIBIT B.

3.	Facilities; Manufacture of Products

3.1	If CCC desires to relocate the manufacturing of the Product from a Facility to a location in one of the countries listed on EXHIBIT J, or another country agreed by the Parties in writing, CCC shall provide written notice to Nevro at least [***] ([***]) months prior to CCC’s proposed date of such relocation, and shall provide such other information reasonably required by Nevro with respect to such proposed new location. Following the notice, CCC shall deliver to Nevro qualification parts manufactured at such proposed new location and the Validation Documentation with respect to such proposed new location for Nevro’s review and approval (which approval shall not be unreasonably withheld). CCC shall not ship any Product manufactured at the new location until CCC’s receipt of a written notice from Nevro that it is ready to receive Product manufactured at the new Facility (the “Facility Approval Notice”). CCC will use reasonable commercial efforts to qualify and otherwise achieve all regulatory approvals necessary for the relocation and the manufacture of Products at the new location as soon as possible, excluding any such approvals with respect to the Product that Nevro itself is legally required to obtain (“Nevro Approvals”). Nevro will use reasonable commercial efforts to achieve the Nevro Approvals as soon as possible after Nevro’s approval of the Validation Documentation. If Nevro does not issue the Facility Approval Notice within [***] ([***]) days after all regulatory approvals (including Nevro Approvals) necessary to manufacture the Product at the new location have been obtained and CCC has reasonably demonstrated that it can manufacture Products in accordance with this Agreement at such new location, then all prices for the Products will automatically [***] unless and until Nevro issues the Facility Approval Notice. Nevro shall provide reasonable cooperation to CCC in connection with the qualification of such new facility, and CCC shall provide reasonable cooperation to Nevro in connection with obtaining the Nevro Approvals. Nevro understands and agrees that the relocation of the Facility located at General Paz 1371, 11400 Montevideo, Uruguay is accounted for in the pricing in EXHIBIT E, and therefore, [***] will be made as result of such relocation.

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3.2	CCC shall manufacture and build Products in accordance with the Specifications.

3.3	CCC shall purchase all Inventory as needed and standard production and test equipment as necessary to fulfill Purchase Orders.

3.4	Upon CCC’s request, and without limiting CCC’s obligations hereunder, Nevro shall use reasonable commercial efforts to cooperate with CCC in its manufacturing of the Products at the volumes required under this Agreement.

4.	Product Training

4.1	During the Term of this Agreement, CCC shall maintain a sufficient staff of trained personnel to adequately support all the requirements set forth in this Agreement.

5.	Quality

5.1	The Quality Agreement referenced in EXHIBIT D, and any amendments thereto (whether before or after the Effective Date), is hereby incorporated into this Agreement.

5.2	CCC agrees to maintain ISO 13485:2003 certification and comply with 21 CFR Part 820 in all Facilities producing Products.

6.	Component Responsibilities

6.1	CCC shall maintain and manage adequate Inventory in order to meet Nevro’s Purchase Orders and Component lead times. CCC shall immediately notify Nevro in the event of any potential material delays or shortages that may impact Shipment Date.

6.2	CCC may order Components above the quantities required to satisfy Purchase Orders in order to meet Minimum Order Quantities.

6.3	Subject to the remainder of this Section 6.3, Nevro shall be responsible for the price of finished Products and Safety Stock (as such prices are set forth on EXHIBIT E) and the cost of other types of Inventory purchased or manufactured by CCC under the terms of this Agreement which becomes obsolete due to reduction in demand (i.e., Components with lead times greater than 3 months which are ordered by CCC to fulfill non-binding portions of a Nevro forecast, but are in Products which Nevro does not order in accordance with such forecast and which Components thereafter expire before they can be used) or due to Engineering Change Orders, provided that CCC has made a reasonable effort to return such Inventory or cancel the applicable orders from vendors (except that this obligation on CCC to return or cancel will not apply in the case of finished Products and Safety Stock). In the event of such obsolescence, CCC shall notify Nevro in writing of the applicable Inventory, which notice shall explain the reason such Inventory became obsolete and shall include invoices and other documentation that show the cost to CCC of such Inventory.

6.4	If Nevro engages in a process pursuant to which Nevro accepts bids from third parties to supply Components, Nevro shall (i) notify CCC in writing of Nevro’s intent to engage a third party with respect to such Components within a reasonable period of time prior to the scheduled commencement of such process, (ii) provide CCC with a general written description of Nevro’s requirements with respect to such Components, and (iii) provide CCC with an opportunity to submit a bid to provide such Components to Nevro. Nevro shall discuss any such submitted bid with CCC in good faith. If the bid submitted by CCC in any such process is reasonably comparable to or better than all other bids submitted in connection with such process (including with respect to quality, price, timing, capacity to supply, legal terms, and other requirements), Nevro shall select the bid submitted by CCC in such process and negotiate in good faith to enter a definitive agreement with respect to the supply of the applicable Components. If Nevro does not accept CCC’s bid in any such process, Nevro shall inform CCC in reasonable detail of the reasons for such non-acceptance.

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7.	Consigned Components

7.1	In the event that Nevro supplies certain Consigned Components to CCC, such Consigned Components shall be delivered to CCC in sufficient time and in sufficient quantities based on Purchase Orders and in accordance with this Agreement, including normal yield levels, to allow CCC to meet scheduled Shipment Dates for the applicable Products. All Consigned Components shall be in good condition and in good working order. Nevro assumes complete liability for the quality of all Consigned Components and CCC shall not be responsible for any Defects or deficiencies therein. CCC shall, upon receipt of the Consigned Components, perform all necessary inspections of the Consigned Components, in accordance with its standard procedures and shall notify Nevro in writing, not later than twenty (20) Days from the date of receipt of the Consigned Components, of any Defects found or of any discrepancy in quantities. CCC reserves the right, after receipt of the Consigned Components, to timely inform Nevro of additional Defects which may be discovered or revealed by further inspection by or through the manufacturing process that could not be discovered at incoming inspection by CCC.

7.2	CCC will provide Nevro with a written statement of the Consigned Components used by CCC at the end of each calendar month.

8.	Engineering Change Order (ECO)

8.1	An ECO is required when the form, fit or function of the design of the Product and/or Specifications are affected by a related change by or on behalf of Nevro. Nevro shall provide ECOs to CCC by way of e-mail, hard-copy, or fax.

8.2	CCC shall provide a written response to Nevro if such changes affect the per-unit price and/or parameters related to the shipment of a Product. The pricing model will be adjusted for the effect of the ECO when implemented. Upon Nevro’s written agreement to CCC’s response, CCC will promptly implement any change in the Specifications or the design of a Product as reasonably requested by Nevro pursuant to an ECO. Nevro shall reimburse CCC’s reasonable costs of implementation.

8.3	CCC shall not implement any changes to the design or Specifications (including any deviations from the Approved Manufacturer List or the Bill of Materials) of any Product or materials used to produce a Product, without Nevro’s prior written approval. CCC shall not implement any changes to equipment, manufacturing and quality assurance procedures, or methods and techniques used to produce a Product without notifying Nevro in writing prior to such change. Documents changed by ECOs, will be translated as part of the ECO.

8.4	Documentation reasonably supporting the unusability of any Inventory as a result of an ECO shall be provided by CCC. If Nevro elects to use any Inventory which CCC believes is unusable, the warranties in Section 14.1 and the indemnification in Section 14.3 will not apply to such Inventory.

9.	Minimum Supply, Purchase Orders and Forecasts

9.1	Nevro designates CCC as a preferred supplier of all products within the Field of Use (including, but not limited to, the Products listed in EXHIBIT A) and related services that Nevro orders from CCC during the Term of this Agreement. During the Term, and subject to the terms and conditions of this Agreement, Nevro will satisfy the Minimum Purchase Requirements as defined in EXHIBIT A (such obligations, the “Minimum Purchase Requirements”). In that regard, if Nevro desires to have a product manufactured and such product falls within the Field of Use, then such product will be included as a “Product” under this Agreement and EXHIBIT A will be amended to include such product unless, at the time Nevro is initially seeking to have the product manufactured, (i) CCC is unable to manufacture the product so that the product and its manufacture are at least equivalent in terms of technology, quality, ramp-up times, lead times, capacity to manufacture in accordance with this Agreement, and price to an offering made by a third party supplier or (ii) the Parties otherwise agree in writing (any such product, an “Excluded Product”). For clarity, revisions or successor versions of Excluded Products will not be subject to this Section 9.1.

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If Nevro fails to satisfy the Minimum Purchase Requirements applicable to a Contract Year, CCC may, as its sole remedy for such failure, ship to Nevro the volume of Products that would cause Nevro to satisfy such requirement (for which Nevro will pay the invoiced amount).

9.2	If during the Term of this Agreement with respect to any Product, for any reason: (a) CCC fails to supply non-Defective Products in accordance with this Agreement with respect to at least [***] percent ( [***]%) of the amount of the Product scheduled on an Purchase Order (a “Purchase Order Failure”); or (b) [***] percent ([***]%) or more of a shipment of the Product delivered by CCC does not meet the applicable Specifications (a “Defect Failure”); then (i) Nevro will have the option of requiring CCC to increase Safety Stock up to [***] ([***]) [***] worth of expected Product orders, and (ii) the amount of the Minimum Purchase Requirement for the year or years in which such events occur will be [***] in connection with a Purchase Order Failure or [***] related to a Defect Failure. In addition, in the case of Force Majeure or an extended interruption of supply of sixty (60) consecutive days or more, CCC and Nevro agree to negotiate in good faith further relief for Nevro from the Minimum Purchase Requirements until such time as CCC is in a position to satisfy future Purchase Orders. No event described above will be considered a Purchase Order Failure or a Defect Failure to the extent [***] at the time of the applicable Purchase Order Failure or Defect Failure.

9.3	During the Term of this Agreement, Nevro shall issue quarterly Purchase Order(s) by the last day of each calendar quarter for Shipment Dates in the quarter two quarters in the future. By way of example, on or before December 31st Purchase Orders will be issued for Shipment Dates in the third quarter starting July 1st. Each successive quarter, Purchase Orders shall be issued for an additional quarter.

9.4	CCC shall provide written Purchase Order acceptance or rejection in accordance with Section 9.5 within five (5) business days of receipt of the Purchase Order.

9.5	Nevro shall issue quarterly rolling monthly forecasts by the last day of each calendar quarter for the three quarters immediately following the Purchase Order coverage period. The forecast quantities for the last two quarters of the forecast are non-binding. When a Purchase Order is issued for the first quarter of the forecast, CCC will accept such Purchase Order provided that the quantities ordered may not vary up or down from such forecast quantity by more than [***] ([***]%) unless otherwise agreed by the Parties in writing.

10.	Change in Purchase Orders and Safety Stock of finished goods

10.1	Nevro may not cancel any accepted Purchase Order. Nevro may change an accepted Purchase Order only if agreed upon in writing by CCC, but CCC shall use its commercially reasonable efforts to accommodate increases, decreases or reschedules of the quantities in a Purchase Order requested by Nevro. Any additional costs of such change will be borne by Nevro.

10.2	Beginning twelve (12) months after the Effective Date, CCC will maintain Safety Stock levels of each of the Products equal to [***] ([***]) [***] worth of expected Product orders as reflected in the rolling twelve (12) month Purchase Order and forecast requirements as defined in Section 9. The Safety Stock will be available to ship to Nevro within two (2) weeks of Nevro placing a Purchase Order. If the Safety Stock drops below the [***] ([***]) [***] level at any time, CCC will promptly replenish it within [***] ([***]) [***]. Nevro is responsible in accordance with Section 22.1 for such finished inventory, work in process, raw materials and non-cancelable purchase orders outstanding with CCC’s suppliers that were reasonably and customarily necessary to sustain Safety Stock levels. If Nevro requests CCC to maintain any amount of Products in excess of the Safety Stock levels indicated in this section, title in the including, but not limited to, any applicable holding charge.

11.	Price, Payment Terms, and Cost Reduction

11.1

All Products will be shipped Free On Board (FOB) (Incoterms 2010), and the FOB point will be the Montevideo port or the Montevideo airport (as applicable). Title to the Products will pass at the FOB point, and Nevro bears all risk of damage or loss to the Products after delivery to the FOB point. The prices for the Products shall be as set forth in EXHIBIT E of this Agreement. Notwithstanding the preceding sentence, (a) subject to clause (b) of this Section

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11.1, if there is a net increase or decrease of $[***] or more in the [***] a Product (including [***]), which increase or decrease shall be [***], then a corresponding change equal to [***] percent ([***]%) of the documented amount of such increase or decrease will be made to the price of the applicable Product and (b) Nevro will be responsible for [***] percent ([***]%) of any such price increase [***] as of the Effective Date as specified [***]. The Parties shall meet at least twice per Contract Year to calculate the amount of any such increase or decrease and, if any increase or decrease in the Product price is made as a result of any such meeting, the Parties shall update [***] after such meeting to reflect the change in the [***] such increase or decrease. CCC shall provide to Nevro documentation [***] such increase or decrease. All Purchase Orders for Products issued by Nevro after the Parties’ agreement regarding the amount of such increase or decrease shall reflect the adjusted Product price. For clarity, Nevro shall [***] with respect to [***].

11.2	All CCC invoices shall be in U.S. dollars and due and payable net thirty (30) days after the date of shipment. All amounts referenced in or to be paid under this Agreement, exclude taxes, customs, shipping, insurance and duties. CCC reserves the right to charge interest on any such undisputed amounts which are past due at the rate of 1.5% per month or the highest rate allowed by law, whichever is lower. Nevro will be liable for all costs of collection of any such amounts incurred by CCC, including, but not limited to, reasonable attorneys’ fees and court costs, if any. In addition to all other available rights and remedies on default, CCC may refuse orders, require advance payment in full, ship C.O.D. or halt shipments if all undisputed prior invoices are not paid in full.

11.3	CCC shall collaborate with Nevro to make proposals that, if implemented, would deliver a reduction in the cost of the Product. CCC shall provide to Nevro a plan detailing cost reduction efforts that CCC will undertake to achieve the agreed upon cost reductions, which must be approved by Nevro, which approval may not be unreasonably withheld. The cost reduction efforts will be reviewed formally by the Parties during business reviews to take place at least twice per Contract Year. Nevro and CCC will mutually agree upon the business case analysis, including expenses, cost savings and implementation schedule.

Cost reduction efforts or proposals shall not compromise quality or reliability, and CCC shall comply with Product Specifications and Good Manufacturing Practices with respect to design and process changes. Provided CCC and Nevro are willing to share the expenses associated with the implementation, cost savings shall be split [***] percent ([***]%) to Nevro and [***] percent ([***]%) to CCC. CCC shall give Nevro notice of the implementation of cost reductions as soon as practicable, but in any event within thirty (30) days of the accomplished reduction. Thereafter, all invoices shall reflect the applicable reduced pricing and the Parties shall work to update EXHIBIT E accordingly.

11.4	Nevro shall pay CCC an upfront, non-refundable, additional payment related to the Products in the amount of [***] dollars ($[***]) within thirty (30) days after the Effective Date.

12.	Shipment

12.1	CCC shall notify Nevro of shipments by CCC to Nevro. Nevro may specify carrier and mode of transportation for each Shipping Order or provide a standing instruction; provided, if Nevro does not so specify, CCC may select the carrier and mode of transportation reasonably required to meet Nevro’s delivery requirements.

12.2	CCC shall make available in accordance with Section 11.1 all Products on the Shipment Date. If circumstances arise that prevent CCC from making the Products available on the Shipment Date, CCC shall (i) immediately notify Nevro of the nature of the problem, the methods taken to overcome the problem and the estimated time of delay, and (ii) expedite shipment of such Products when the problem is overcome.

12.3	All Products shall be packaged and prepared for shipment in a manner which conforms to the Specifications and is acceptable to common carriers for shipment. CCC shall mark the outside of each pallet per Specifications. Each shipment shall be accompanied by a packing slip which shall include Nevro item/part numbers and Nevro’s Purchase Order number the shipment is against.

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13.	Additional Services

13.1	CCC will provide to Nevro the additional services described on EXHIBIT F of this Agreement, and Nevro will pay CCC for such services in accordance with the fees listed in EXHIBIT G of this Agreement.

14.	CCC Warranties and Indemnification

14.1	CCC warrants that for the Warranty Period each Product will conform with the relevant Specifications under this Agreement. In the event that any Product does not conform with the Specifications, CCC will repair or replace such Product (or refund the price paid therefor) as provided for in Section 15.2. This warranty is made only to Nevro and CCC shall have no liability to any third party, directly or indirectly, with respect to any Product as a result of such warranty.

14.2	Notwithstanding any other provision of this Agreement, CCC shall have no obligation to Nevro under the limited warranty set forth in Section 14.1 or under Section 14.4 to the extent that (a) the Product is not used in accordance with the Specifications; (b) the Product has had modifications, alterations, repairs or work performed on it by any party other than CCC or CCC’s authorized agents; (c) the failure is due to incorrect use or handling of the Products by Nevro or third parties after Nevro accepts such Product; or (d) Nevro has not complied with Section 15 (collectively, the “Section 14.2 Causes”).

14.3	CCC further represents and warrants that (i) it has and shall transfer good and clear title to the Products, free and clear of all liens, claims and encumbrances, and the right to grant the rights granted hereunder, (ii) CCC’s manufacturing process and its performance of the Services will not infringe any Intellectual Property of any third party, and (iii) CCC has the right and power to enter into this Agreement.

14.4	CCC agrees to indemnify, defend and hold harmless Nevro and its affiliates and each of their officers, directors, shareholders, employees, agents, successors and assigns (the “Nevro Indemnified Parties”) from and against any and all losses, obligations, liabilities, damages, actions, settlements, judgments and reasonable expenses and costs (including, but not limited to, reasonable attorney’s fees and court costs) which the Nevro Indemnified Parties may incur or suffer as a result of claims by third parties to the proportionate extent they result from or arise out of (i) any (A) personal injury or death or (B) other claim caused by a breach by CCC of the limited warranty set forth in Section 14.1 or the covenants contained in Sections 5, 23, and 24 of this Agreement, (ii) any violation of law by CCC, (iii) the gross negligence or intentionally wrongful conduct of CCC, and (iv) a breach of the representations, warranties or covenants in Section 14.3 and Section 25. The applicable Nevro Indemnified Party must give CCC written notice of any claim under this Section 14.4 within fifteen (15) business days after it first learns of such claim. CCC has the right to defend, or at its option to settle, and CCC agrees, at its own expense, to defend or at its option to settle, any indemnified claim, suit or proceeding brought against the applicable Nevro Indemnified Party, subject to: (a) CCC having sole control of any such action or settlement negotiations and paying, subject to the limitations below, any judgment entered against the applicable Nevro Indemnified Party on such issues in any suit or proceeding defended by CCC; (b) the applicable Nevro Indemnified Party agrees, at CCC’s expense, to cooperate with CCC and satisfy any reasonable request for information and assistance relating to any efforts to settle or defend any such claim, suit or proceeding; and (c) the applicable Nevro Indemnified Party may not settle or compromise any claim without the prior written consent of CCC. Should the manufacture or use of any Products be enjoined by a court with applicable jurisdiction due to a breach by CCC of Section 14.3, CCC will use its reasonable best efforts to substitute or modify such Product so that it no longer is subject to such injunction.

14.5	EXCEPT FOR THE WARRANTES MADE IN SECTIONS 14.1 and 14.3, CCC MAKES NO OTHER WARRANTIES, EXPRESSED OR IMPLIED, WITH RESPECT TO THE COMPONENTS, PRODUCTS OR ANY SERVICES PROVIDED UNDER THIS AGREEMENT, AND DISCLAIMS ALL OTHER WARRANTIES INCLUDING THE WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE.

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15.	Acceptance and RMA Process

15.1	Nevro must conduct any incoming inspection tests not later than 30 days from the date of its receipt of the Products. Subject to Nevro’s rights under Section 14, Products not rejected by Nevro by written notice to CCC within such period will be deemed accepted, with the exception of Products with defects that are not readily observable by Nevro.

15.2	Any Defective Products may be returned to CCC and CCC will, upon its confirmation of the Product as Defective Product, at its sole expense (including shipping and handling expenses), either (i) repair the applicable Defective Products within a reasonable time; (ii) replace the applicable Defective Products within a reasonable time; and/or (iii) and if neither of (i) or (ii) is feasible within a reasonable time, CCC will refund the amount of the payments paid for the Product; provided that (i) Nevro obtains a return authorization from CCC prior to returning the Products (and CCC shall provide Nevro with an RMA number promptly upon request), and the failure analysis, or summary thereof, conducted by Nevro shall accompany the Product or shall otherwise be promptly be delivered to CCC. If the Product returned to CCC is not covered by the warranty (because the return was outside the Warranty Period or was found not to be Defective Product) CCC may charge Nevro for any services performed on the Product, including, but not limited to, those listed in EXHIBIT F.

16.	Nevro Warranties and Indemnification

16.1	Nevro represents and warrants to CCC that (i) Nevro Intellectual Property provided to CCC hereunder does not infringe the proprietary rights of any third party, and (ii) Nevro has the right and power to enter into this Agreement.

16.2	Nevro will indemnify, defend and hold harmless CCC and its affiliates and each of their officers, directors, shareholders, employees, agents, successors and assigns (the “CCC Indemnified Parties”) against any and all losses, obligations, liabilities, damages, actions, settlements, judgments and reasonable costs and expenses which the CCC Indemnified Parties may incur or suffer (including, but not limited to, reasonable legal fees) as a result of claims by third parties to the proportionate extent arising out of or related to (a) the breach by Nevro of any of its warranties in Section 16.1 or the covenants contained in Sections 23 and 25 of this Agreement, (b) the gross negligence or intentionally wrongful conduct of Nevro, (c) the storage, handling, modification, distribution, marketing or sale of the Nevro System and/or any of the Products (including, but not limited to, any design defects of the Product and any personal injury or death or other claims resulting from such design defects), but, for clarity, excluding any liability to the extent CCC is obligated to indemnify Nevro for such liability under Section 14 and any liability to the extent such liability arises from CCC’s breach of this Agreement, (d) any statement, promise, representation or warranty made by Nevro or by any agent or distributor of Nevro to a purchaser beyond the limited warranty made by CCC in this Agreement, (e) any and all Section 14 Causes after shipment by CCC, (f) materials, Components, directives or instructions given by Nevro to CCC, made in writing and (g) any failure to include warnings required by law or regulation on the Nevro System in which a Product is incorporated and any recall of such Nevro System that is not caused by CCC’s breach of this Agreement. The applicable CCC Indemnified Party must give Nevro written notice of any claim under this Section 16.2 within 15 business days after it first learns of such claim. Nevro has the right to defend, or at its option to settle, and Nevro agrees, at its own expense, to defend or at its option to settle, any indemnified claim, suit or proceeding brought against the applicable CCC Indemnified Party, subject to: (a) Nevro having sole control of any such action or settlement negotiations and paying, subject to the limitations below, any judgment entered against the applicable CCC Indemnified Party on such issues in any suit or proceeding defended by Nevro; (b) the applicable CCC Indemnified Party agrees, at Nevro’s expense, to cooperate with Nevro and satisfy any reasonable request for information and assistance relating to any efforts to settle or defend any such claim, suit or proceeding; and (c) the applicable CCC Indemnified Party may not settle or compromise any claim without the prior written consent of Nevro.

16.3	NEVRO MAKES NO OTHER WARRANTIES WITH RESPECT TO THE NEVRO INTELLECTUAL PROPERTY, CONSIGNED COMPONENTS, NEVRO PROPERTY, THE LICENSES GRANTED HEREUNDER OR OTHER MATERIALS OR DOCUMENTATION PROVIDED BY NEVRO HEREUNDER AND DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE.

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17.	Nevro Property

17.1	Any Nevro Property shall reside and/or remain the property of Nevro and shall (i) be clearly marked or tagged as the Property of Nevro, (ii) be and remain personal property, and not become a fixture to real property, (iii) be subject to inspection by Nevro at any time, (iv) be used solely for the purpose of supplying the Products to Nevro, (v) be kept free by CCC from any and all liens and encumbrances, (vi) not be modified in any manner by CCC without the prior written approval of Nevro, and (vii) be maintained by CCC in accordance with Nevro’s maintenance procedures and guidelines, including, if applicable, but not limited to periodic calibration procedures. Nevro will pay all maintenance costs of Nevro Property. Nevro shall retain all rights, title and interest in Nevro’s Property and CCC agrees to treat and maintain the Nevro’s Property with the same degree of care as CCC uses with respect to its own property, but no less care than reasonable care. CCC shall bear all risk of loss or damage to Nevro’s Property, normal wear and tear excepted, until it is returned or delivered to Nevro. Upon Nevro’s request, CCC shall deliver all of Nevro’s Property to Nevro in good condition, normal wear and tear excepted, without cost to Nevro (except freight costs); Nevro shall determine the manner and procedure for returning the Nevro’s Property, and shall pay the corresponding freight costs. CCC agrees to execute all documents, or instruments evidencing Nevro’s ownership of Nevro’s Property as Nevro may require from time to time.

18.	Intellectual Property

18.1	Background Intellectual Property.

All Intellectual Property owned by a Party prior to the Effective Date will remain the exclusive property of such Party.

18.2	Ownership of Newly Created Intellectual Property.

(a)	All Intellectual Property developed solely by a Party or acquired from a third party by a Party during the Term, whether in connection with this Agreement or otherwise, (“Improvements”) will be owned solely by such Party.

(b)	The Parties agree that:

(i)	Any Intellectual Property resulting from the joint contributions of CCC and Nevro personnel or contractors during the Term will be “Joint IP”. For purposes hereof, the sole standard for establishing whether or not any Intellectual Property is Joint IP will be that if the Intellectual Property in question were going to be patented under the laws of the United States (whether patentable or not), an employee of each party would be required to be named as an inventor in order for the patent to be legally valid and enforceable. All Joint IP will be owned jointly by the Parties. Joint IP will be subject to all of the terms and conditions of this Agreement. Each party will execute, and will cause its employees and contractors and its affiliates’ employees and contractors to execute, such assignments as may be necessary or advisable under law to effectuate the intent of this section.

(ii)	Each Party will be solely responsible for determining whether to file and prosecute any patent application for any of its exclusively owned Intellectual Property.

(iii)	The Parties will jointly determine whether or not to file and prosecute a patent application for any resultant patents covering Joint IP, and if so, in which jurisdictions and for how long. The Parties will jointly select patent counsel for any such application and patent prosecution. All legal expenses, filing fees and maintenance fees for all resultant patents will be shared equally both during the Term and after the termination of this Agreement for Joint IP that is jointly owned by the Parties. After the expiration or termination of this Agreement, if a party no longer desires to contribute to the fees or expenses for any resultant patent that is jointly owned, it will notify the other party on a timely basis, which shall have the option to elect to maintain such patent without contribution from the other party. In such event, the party desiring not to pay fees or expenses shall assign such patent to the other Party and will forfeit its right to use, sell, make and have made, such resultant patent.

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(iv)	During the Term of this Agreement, as long as Nevro satisfies the requirements of Section 9: (a) CCC will not grant, assign, or license any interest or ownership it has in any Joint IP to any entity, including but not limited to its affiliated companies, distributors, resellers, agents, subsidiaries, or parent companies, for use within the Field of Use; and (b) CCC will not make, use, sell, offer for sale, or import any products or services covered by Joint IP, or otherwise exercise or exploit any Joint IP in the Field of Use, with the exception of any activities conducted in the performance of this Agreement.

19.	Exclusivity/Non-Competition

19.1	At any time during the Term when Nevro is obligated to purchase or otherwise purchases one hundred percent (100%) of its requirements for Products in the Field of Use from CCC in accordance with the Minimum Purchase Requirements, and as long as Nevro satisfies the Minimum Purchase Requirements (but if Nevro purchases such one hundred percent (100%) during Contract Year 1, and Nevro notifies CCC that Nevro intends to invoke the exclusivity requirements under this Section 19.1, then the Minimum Purchase Requirements for Contract Year 1 will equal [***] IPG Products in order to trigger such exclusivity requirements, and if Nevro purchases such one hundred percent (100%) during Contract Year 2, and Nevro notifies CCC that Nevro intends to invoke the exclusivity requirements under this Section 19.1, then the Minimum Purchase Requirements for Contract Year 2 will equal [***] IPG Products in order to trigger such exclusivity requirements, CCC agrees that it shall not, and shall cause any entity then-affiliated with CCC (including Greatbatch Ltd. and its affiliates) through their distributors, resellers or agents of any type or nature or otherwise, develop, manufacture, market, distribute or sell any complete medical devices (i.e., any devices that require regulatory approval) within the Field of Use, except to Nevro; provided that CCC and any such then-affiliated entities may continue developing, manufacturing, marketing, distributing and selling any such complete medical device (and any improvements thereto) that CCC or such then- affiliated entity was developing, manufacturing, marketing, distributing and selling at the time the restriction described in this Section 19.1 became effective.

19.2	Nothing in this Agreement shall limit a Party’s rights and remedies for the enforcement of such Party’s Intellectual Property against the other Party or any entity affiliated with the other Party.

20.	Term

20.1	This Agreement shall become effective on the Effective Date and shall continue for an initial term of ten (10) years unless terminated at an earlier date in accordance with the provisions herein set forth. Thereafter, this Agreement shall automatically be renewed for additional two (2) year terms, unless terminated by either Party upon written notice delivered to the other Party not later than one (1) year prior to the last day of the applicable renewal period (all such renewal periods and the initial term collectively being the “Term”). The Parties agree that, notwithstanding the number of renewals, the Parties do not intend to convert this Agreement into a contract of indefinite duration.

21.	Termination; Certain Minimum Purchase Requirements Reductions

21.1	Either Party may immediately terminate this Agreement by providing written notice to the other Party, upon the occurrence of any of the following events:

(a)	if the other Party ceases to do business, or otherwise terminates its business operations, excluding any situation where all or substantially all of such other Party’s assets, stock or business to which this Agreement relates are acquired by a third party (whether by sale, acquisition, merger, operation of law or otherwise);

(b)	if the other Party breaches any material provision of this Agreement and fails to cure such breach within sixty (60) days of written notice describing the breach, except that a breach of the payment provision of this Agreement must be cured within thirty (30) day of written notice describing the breach;

Confidential

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(c)	if the other becomes insolvent, makes an assignment for the benefit of creditors, files a petition in bankruptcy, permits a petition in bankruptcy to be filed against it, presents a petition or has a petition presented by a creditor for its winding up, or enters into any liquidation or call any meeting of its creditors, or admits in writing that it is unable to pay its debts as they mature, or if a receiver or examiner is appointed for a substantial part of its assets; or

(d)	as mutually agreed in writing by the Parties.

21.2	Nevro may terminate this Agreement by providing three (3) years written notice to CCC in the event a Change of Control occurs with respect to Nevro. Such notice may be given by Nevro or the applicable acquirer and shall be given not less than one hundred eighty (180) days after the effective date of any Nevro Change of Control or Nevro’s rights under this Section 21.2 shall expire. Notwithstanding the foregoing, in the event a Change of Control occurs with respect to Nevro within three (3) years after the Effective Date, Nevro or the applicable acquirer must provide any such notice of termination by the later of one hundred eighty (180) days after the effective date of such Change of Control or the date that is three (3) years after the Effective Date, and the effective date of such termination shall be no earlier than the date that is six (6) years after the Effective Date, except as set forth below. In the event of a termination under this Section 21.2, Nevro or the applicable acquirer will pay to CCC, within thirty (30) days after the effective date of termination, fifty million dollars ($50,000,000). Notwithstanding the foregoing, in the event a Change of Control occurs with respect to Nevro within two (2) years after the Effective Date, Nevro may terminate this Agreement upon three (3) years written notice to CCC and the effective date of such termination shall be no earlier than the date that is five (5) years after the Effective Date provided that in the event of such termination Nevro or the applicable acquirer will pay to CCC, within thirty (30) days after the effective date of termination, seventy five million dollars ($75,000,000). For clarity, the termination fee for any termination under this Section 21.2 that is effective on or after the date that is six (6) years after the Effective Date shall be fifty million dollars ($50,000,000).

21.3	Nevro may terminate this Agreement by providing six (6) months written notice to CCC in the event Nevro determines that it will discontinue the sale of the IPG Products listed on EXHIBIT A, provided that the effective date of any such termination may not occur prior to the date that is 5 years after the Effective Date. In the event of a termination under this Section 21.3, Nevro or the applicable acquirer will pay to CCC, within thirty (30) days after the effective date of termination, fifty million dollars ($50,000,000).

21.4	With respect to any Contract Year after the Contract Year 5, Nevro may reduce the Minimum Purchase Requirements as follows: Nevro shall provide CCC written notice at least twelve (12) months before the commencement of a Contract Year that Nevro intends to affect a Minimum Purchase Requirements reduction (such Contract Year, the “Initial Reduced Contract Year”), in which case Nevro will pay to CCC, within thirty (30) days after the first day of the Initial Reduced Contract Year, at Nevro’s election either (a) twenty five million dollars ($25,000,000) and the Minimum Purchase Requirements for the Initial Reduced Contract Year and each Contract Year thereafter shall be the greater of [***] ([***]) IPG Products (prorated with respect to the final Contract Year) and seventy five percent (75%) of Nevro’s requirements for IPG Products in the Field of Use; or (b) fifty million dollars ($50,000,000) and the Minimum Purchase Requirements for the Initial Reduced Contract Year and each Contract Year thereafter shall be the greater of [***] ([***]) IPG Products (prorated with respect to the final Contract Year) and fifty percent (50%) of Nevro’s requirements for IPG Products in the Field of Use.

22.	Effect of Termination

22.1

Expiration or termination of this Agreement shall be without prejudice to any rights or obligations that accrued to the benefit of either Party prior to such expiration or termination. Upon expiration or termination without cause or by mutual agreement, CCC shall continue to fulfill, subject to the terms of this Agreement, all Purchase Orders and ECOs placed by Nevro and accepted by CCC in accordance with this Agreement prior to the effective date of termination. Upon expiration or termination of this Agreement for any reason, CCC shall promptly turn over to Nevro all Products and the Specifications, whether or not completed, and shall provide reasonable cooperation and assistance to Nevro in the transition of the manufacturing of the Products to a third party (if applicable), and both Parties shall promptly turn over to the respective Party the Confidential Information of such Party. All Components remaining at the conclusion of Purchase Order fulfillment after any expiration or termination of this Agreement (excluding Nevro’s termination pursuant to section 21.1(b)) that cannot be returned or re-purposed at CCC’s discretion will be invoiced to Nevro at

Confidential

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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CCC’s documented cost and returned to Nevro with any remaining Consigned Components. The obligations under sections 14, 15, 16, 17, 18, 21, 22, 23, 25, 27, 28, 29, 30, 31, 32, 33, 34 and 35 shall survive the termination or expiration of this Agreement.

22.2	The Parties agree to make every effort to complete the final transfer of Products, Inventory, Confidential Information and complete all financial transactions within forty-five (45) days from the date of termination.

22.3	In the event of a termination or non-renewal of this Agreement by Nevro or CCC (excluding termination by CCC pursuant to Section 21.1(b) or termination pursuant to Section 21.2), Nevro shall have the option to make a Last Time Buy. If Nevro provides the notice of termination under Section 21.1, then Nevro must provide the Last Time Buy order at the same time it provides the notice of termination. If CCC provides the notice of termination under Section 20.1, then Nevro must provide the Last Time Buy order at least 60 days before the effective date of termination. Any Last Time Buy under Section 20.1 will be subject to a price increase equal to [***] (i.e., [***]), provided that such incremental costs shall not exceed [***]% of the price of the applicable Products. CCC shall provide invoices and other reasonably detailed documentation to demonstrate the amount of such costs.

23.	Liability Limitation

23.1	NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, (A) NEITHER PARTY WILL BE LIABLE UNDER THIS AGREEMENT FOR ANY INDIRECT, CONSEQUENTIAL, COLLATERAL, SPECIAL OR INCIDENTAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS) WHETHER SUCH CLAIM IS BASED ON CONTRACT, NEGLIGENCE, STRICT TORT, WARRANTY OR ANY OTHER BASIS, AND (B) EACH PARTY’S TOTAL LIABILITY UNDER THIS AGREEMENT (EXCEPT FOR NEVRO’S LIABILITY UNDER SECTIONS 10.2, 11 AND 22.1) WILL NOT EXCEED THE TOTAL AMOUNT THAT NEVRO HAS PAID OR THAT IS PAYABLE TO CCC UNDER THIS AGREEMENT FOR THE IMMEDIATELY PRECEDING 12 MONTH PERIOD, BUT IN NO EVENT LESS THAN $2 MILLION OR MORE THAN $5 MILLION. NOTWITHSTANDING ANY PAYMENTS OF DAMAGES MADE UNDER THIS SECTION, IF CCC BREACHES THIS AGREEMENT, NEVRO WILL BE ENTITLED TO SPECIFIC PERFORMANCE AND THE LAST TIME BUY PURSUANT TO SECTION 22.5. THE FOREGOING LIMITATIONS OF LIABILITY DO NOT APPLY TO A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 14.4 (PROVIDED THAT WITH RESPECT TO ANY “OTHER CLAIM” DESCRIBED IN SECTION 14.4(i)(B), CCC’S LIABILITY SHALL BE LIMITED TO AN AMOUNT EQUAL TO TWO TIMES THE AMOUNT OF THE LIABILITY LIMIT DESCRIBED ABOVE IN THIS SECTION 23.1) AND 16.2, A PARTY’S CONFIDENTIALITY OBLIGATIONS, OR CCC’S OBLIGATIONS UNDER SECTION 18.2 (B)(IV) OR SECTION 19. ANY ACTIONS OR CLAIMS BY A PARTY UNDER THIS AGREEMENT MUST BE BROUGHT BY A PARTY WITHIN 12 MONTHS OF THE DATE ON WHICH SUCH PARTY BECAME AWARE OF THE CAUSE OF ACTION OR CLAIM.

23.2	CCC shall procure and maintain product liability insurance in such amounts as ordinary good business practice for its type of business would make advisable and shall provide Nevro with evidence of this coverage; provided, however, that in no case shall the limits of such coverage be less than the following (but subject to any deductible or self-insured retention (SIR)):

Bodily Injury:	$[***]	Each Occurrence
	$[***]	General Aggregate
Property Damage:	$[***]	Each Occurrence
	$[***]	General Aggregate

Upon request, CCC shall provide Nevro with an insurance certificate on or before January 31st of each year concerning the year started specifying the amounts stated in this Section 23.2 including the SIR.

Confidential

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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23.3	Nevro shall procure and maintain product liability insurance in such amounts as ordinary good business practice for its type of business would make advisable and shall provide CCC with evidence of this coverage; provided, however, that in no case shall the limits of such coverage be less than the following (but subject to any deductible or self-insured retention (SIR)):

Bodily Injury:	$[***]	Each Occurrence
	$[***]	General Aggregate
Property Damage:	$[***]	Each Occurrence
	$[***]	General Aggregate

Upon request, Nevro shall provide CCC with an insurance certificate on or before January 31st of each year concerning the year started specifying the amounts stated in this Section 23.3 including the SIR.

24.	Relationship of Parties and Liability for Services Performed by Others

24.1	CCC and its subcontractor(s) shall be deemed to be independent contractors of Nevro, and this Agreement does not create a general agency, joint venture, partnership, employment relationship, or franchise between CCC and Nevro. Each Party assumes full responsibility for the actions and negligence of its employees, agents or other personnel assigned by it to perform work pursuant to this Agreement, regardless of their place of work, and shall be solely responsible for payment of salary, including withholding of federal and state income taxes, social security, workers’ compensation and the like.

25.	Confidentiality

25.1	The Parties acknowledge and agree that, from time to time, either of the Parties may disclose Confidential Information only to the other for the purpose of better carrying out their obligations or to allow the receiving Party to better carry out its obligations hereunder. The Parties shall only use Confidential Information for the purposes of this Agreement and shall otherwise keep confidential and not disclose to any other person any of the Confidential Information except as expressly permitted herein.

25.2	A Receiving Party may disclose Confidential Information to their respective directors, officers, employees, authorized agents and professional advisers to the extent such persons have a need to know such information for the purpose of performing such Party’s duties and obligations hereunder, provided that such Party advises each such individual of the terms of this Agreement and ensures that each such individual receives and hold such information as if that individual were a party to this Agreement. A Party may, from time to time, designate in writing individuals as authorized representatives of that Party to whom Confidential Information may be provided directly by the Disclosing Party, and any Confidential Information so provided will be deemed to have been provided to the other Party and be subject to this Agreement. A Disclosing Party may, from time to time, require the Receiving Party to provide evidence to its reasonable satisfaction that all persons permitted by this paragraph to have access to the Disclosing Party’s Confidential Information have executed Agreements, the terms of which are reasonably satisfactory to the Disclosing Party, are consistent with the terms of this Agreement and which may be enforced by the Disclosing Party providing for the assignment of intellectual and other property rights to the Receiving Party or Disclosing Party, as appropriate and non-disclosure of Confidential Information.

25.3	The obligations of a Party concerning the other Party’s Confidential Information shall not apply to information which:

(a)	is or becomes widely known (defined as being published in industry/medical journals or literature), other than by reason of a breach of this Agreement or, to the knowledge of the Receiving Party, a breach of a similar Agreement;

(b)	is or was already in the possession of the Receiving Party and not subject to a duty of confidentiality at the time of the disclosure by the Disclosing Party;

Confidential

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(c)	is or has been independently developed by the Receiving Party, as evidenced by written or electronic documentation, without reference to or based upon the other Party’s Confidential Information;

(d)	the Disclosing Party agrees in writing need not be kept confidential;

(e)	is required by law or court of competent jurisdiction to be disclosed by the Receiving Party provided such Party first gives prompt notice of the requirement to disclose to the Disclosing Party to allow that Party to obtain an appropriate order or other protection against the publication of such information; or

(f)	is required by any regulatory authority or notified body.

25.4	All Confidential Information provided hereunder shall remain the property of the Disclosing Party. The Receiving Party shall, within ten days of a written request to do so, return to the Disclosing Party all Confidential Information that has been provided in tangible form and shall, unless prohibited by law, destroy or otherwise render unintelligible all other Confidential Information. Notwithstanding the foregoing, each Party will be allowed to keep one copy of the Confidential Information in order to ensure continued compliance with the terms of this Agreement.

25.5	The Parties acknowledge that monetary damages would not be sufficient remedy for a breach of obligation of confidentiality in this Agreement and agree that each Party shall be entitled to seek and obtain appropriate equitable remedies, including injunctive relief, to prevent the unauthorized use or disclosure of any Confidential Information.

25.6	The obligations under this Section shall continue beyond the termination or expiration of this Agreement.

26.	Force Majeure

26.1	The failure or delay of either Party to perform fully any of its obligations under this Agreement solely by reason of acts of God; acts of civil or military authority; civil disturbance; war; embargo; strikes or other labor disputes (excluding those related to a Party’s workforce); fire; a delay or default caused by common carriers; or similar circumstance beyond its reasonable control which cannot reasonably be foreseen or provided against (“Force Majeure”) will be deemed not to be a breach of this Agreement so long as the Party so prevented from complying with this Agreement has not contributed to such Force Majeure, has used commercially reasonable efforts to avoid such Force Majeure or to ameliorate its effects, and continues to take all commercially reasonable actions within its power to comply as fully as possible with the terms of this Agreement. In the event of any such Force Majeure, full performance of the obligations affected will be deferred until the Force Majeure ceases. This section will not apply to excuse a failure to comply with the terms of this Agreement arising from any commercial dispute between a Party and a third party or the failure by a Party to secure any materials, supplies, labor or other input for any reason not caused by Force Majeure.

27.	Governing Law and Arbitration

27.1	This Agreement shall be governed by and construed under the laws of the State of Delaware, U.S.A., without regard for conflict of laws principles. Any controversy or claim arising out of or relating to this Agreement, or its breach, shall be subject to binding arbitration in the State of Delaware, under the Commercial Arbitration Rules of the American Arbitration Association by three arbitrators appointed in accordance with such Rules, provided, however, that neither Party shall be precluded from seeking injunctive relief or other provisional relief in any court of law. The language of the arbitration shall be English. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. The Parties expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods. It is not intended that any third party should be a beneficiary under this Agreement pursuant to the Contracts (Rights of Third Parties) Act 1999.

28.	Compliance with Laws

28.1	Each Party shall comply with all applicable laws and regulations in the performance of its duties and tasks under this Agreement.

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28.2	Within 30 days following a written request by either Party, the other Party will provide the requesting Party with a written certification signed by one of its senior officers that such Party is complying with its obligations under this Agreement.

29.	Assignability

29.1	Subject to the remainder of this provision, this Agreement shall be binding upon, and shall inure to the benefit of, the Parties’ respective successors (by way of merger, consolidation, reorganization, reincorporation, change of corporate form, Change of Control or otherwise) and permitted assigns. This Agreement shall not be assignable by either Party without the prior written consent of the other Party; provided, however, that, upon thirty (30) days prior written notice to the other Party but without the other Party’s consent, either Party (a) may assign this Agreement to any of its affiliates provided that the assigning party shall remain primarily liable under this Agreement; and (b) may and shall assign this Agreement to any individual or entity which acquires all or substantially all of the assets of such Party to which this Agreement relates provided that the assignee, in the reasonable judgment of the other Party, is able to perform the assigning Party’s obligations under this Agreement.

30.	Notice

30.1	Notices under this Agreement shall be sufficient only if personally delivered by a major rapid delivery courier service return receipt requested to a Party at its addresses first set forth herein or as amended by notice pursuant to this subsection.

31.	No Waiver

31.1	No waiver of any term or condition of this Agreement shall be valid or binding on either Party unless in a writing signed by the Party granting the waiver. The failure of either Party to enforce at any time any of the provisions of the Agreement, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either Party to enforce each and every such provision thereafter.

31.2	Unless otherwise expressly specified herein, all remedies hereunder are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy.

32.	Severability

32.1	In the event that any provision of this Agreement is found to be entirely or partially invalid, illegal, or unenforceable, the validity, legality, and enforceability of any of the remaining provisions shall not in any way be affected or impaired and a valid, legal, and enforceable provision of similar intent and economic impact shall be substituted therefore.

33.	Entire Agreement; Existing Agreements

33.1	This Agreement consists of the terms and conditions stated above, including the Exhibits, is the entire Agreement between the Parties, and supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among Parties relating to the subject matter of this Agreement and all past dealing or industry custom. All sales of Products by CCC to Nevro are subject to the terms and conditions of this Agreement and are not subject to the terms and conditions contained in any purchase order of Nevro or confirmation by CCC, except insofar as a purchase order or confirmation establishes the quantity, destination, shipping information and the desired delivery date (which must satisfy the standard lead times identified for the applicable Product). This Agreement may not be amended or modified in any manner, except by an instrument in writing signed on behalf of each of the Parties to this Agreement by their duly authorized representatives.

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33.2	For clarity, nothing in this provision or this Agreement modifies or otherwise affects the terms and conditions of any previous engineering services or other agreements, as amended, executed by the Parties prior to the Effective Date, including the Engineering Agreement, the Final Manufacturing Conversion Agreement between the Parties dated March 20, 2013, and the Supply Agreement between the Parties dated April 1, 2012 (and, for clarity, if the Parties agree to conduct or continue any development work described in Section 37 of the Previous Supply Agreement after the Effective Date of this Agreement, the terms applicable to any such post Effective Date development shall be set forth in a separate agreement by the Parties); except that the Parties agree that the Previous Supply Agreement is terminated as of the Effective Date of this Agreement.

34.	Construction

34.1	The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “including” as used herein shall mean “including without limitation.”

35.	Counterparts

35.1	The Agreement may executed by facsimile, pdf, and in any number of counterparts, each of which shall be deemed an original but all of such together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

CENTRO DE CONSTRUCCION DE CARDIOESTIMULADORES DEL URUGUAY S.A.		NEVRO CORP.

By:	/s/ Thomas J. Hook	By:	/s/ Andrew Galligan
Name:	Thomas J. Hook	Name:	Andrew Galligan
Title:	Director	Title: :	CFO, V.P. Finance

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EXHIBIT A – PRODUCTS AND MINIMUM SUPPLY

PRODUCTS	Minimum Purchase Requirements
[***]	[***]
[***]
[***]	[***]
[***]	[***]
[***]	[***]

*	.

Confidential

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT B – PROGRAM TEAM LIST

CCC:

Name	Phone Number	E-mail Address	Title/Responsibility
[***]	[***]	[***]	[***]

Nevro:

Name	Phone Number	E-mail Address	Title/Responsibility
[***]	[***]	[***]	[***]

Communication Counterparts:

Topics	CCC Representatives	Nevro Representatives
[***]
[***]	[***]	[***]
[***]
[***]	[***]	[***]
[***]
[***]	[***]	[***]
[***][1]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[1]	This include the coordination of revisions and configurations of all Components supplied by Nevro, in order to ensure the supply of the correct versions. In particular for the [***], the parties have to ensure the correct PCB, BOM and FW revisions are implemented before supplying the [***] to CCC.

Confidential

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT C – CONSIGNED TOOLING, EQUIPMENT AND SOFTWARE

Special Test Equipment:

•	None

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EXHIBIT D – QUALITY AGREEMENT

Reference is made to the Quality Agreement executed by the Parties on October 3, 2012.

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EXHIBIT E – PRICE MODEL

Pricing of IPG 1000 and IPG 1500

	IPG VOLUME	PRICE*
Contract Year One	[***]	$[***]
Contract Year Two	[***]	$[***]
Contract Year Three and Thereafter	[***]	$[***]
*The prices in the table above reflect incremental volume pricing (for example, the price for the first [***] units in Contract Year One is $[***] per unit and the price for the next [***] units is $[***] per unit in that Contract Year). The IPG volumes above are measured by the volumes of units ordered during a Contract Year. Price does not include consigned Components (i.e., [***]) (collectively, “Consigned Components”).

External Neurostimulator (TSM) and Programmer Wand (PW) Pricing

TSM	$[***]
PW	$[***]

Charger Pricing

Charger	$[***]

All prices are exclusive of VAT.

Confidential

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT F - ADDITIONAL SERVICES

1.	Technical support to products designed and manufactured by CCC.

2.	Documentation support: [***]. The documentation update will be done as follows:

[***]

The translation to English of the documents written in Spanish will be done following to the criteria defined on Exhibit I.

3.	Translation of all products complaints reports and other CAPA documents (upon request).

4.	Expedite complaint investigation and follow-up, according to the following criteria*:

[***]

Confidential

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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*CCC may charge for the services described in Section 4 above in the event that the defect that was subject to the investigation was not caused by CCC.

5.	FDA’s PMA submission support, including:

[***]

CCC may charge the fees described in EXHIBIT G with respect to the services above designated with an asterisk, provided that CCC may not charge such fees for any such services provided in connection with a Defect caused by CCC.

Confidential

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT G – ADDITIONAL WORK FEE

[***]

For work performed [***], the fee per day will apply and [***].

These fees do not include the [***], which expenses must be preapproved by Nevro and will be invoiced separately to Nevro.

Additionally, these fees do not include any [***]. Any [***] and will be the sole responsibility of Nevro.

Confidential

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT I – TRANSLATION OF DOCUMENTS

The translation of documents will be performed according to the following translation criteria:

[***]

Confidential

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT J – APPROVED COUNTRIES

[***]

Confidential

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT K –BILL OF MATERIALS

Component	Supplier		Cost	Qty	Total cost
	[***]	[***]	[***]	[***]	[***]

Total			[***]		[***]

BOM CCC			Cost	Qty	Total cost
	[***]	[***]	[***]	[***]	[***]

SubTotal					[***]

TOTAL					[***]

Confidential

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.